UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 31, 2008

MARVELL TECHNOLOGY GROUP LTD.

(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	0-30877 (Commission File Number)	77-0481679 (I.R.S. Employer Identification No.)

Canon’s Court

22 Victoria Street

Hamilton HM 12

Bermuda

(Address of principal executive offices)

(441) 296-6395

(Registrant’s telephone number,
including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This amendment to the Current Report on Form 8-K (the “Original Form 8-K”) filed by Marvell Technology Group Ltd. (“Marvell”) with the Securities and Exchange Commission on June 2, 2008 is being filed solely to include in the body of this amendment the full text of the communication to employees attached as Exhibit 99.1 (the “Communication”) that was furnished with the Original Form 8-K.

Item 7.01 Regulation FD Disclosure.

On May 31, 2008, the board of directors of Marvell appointed Weili Dai as Vice President of Sales for Marvell’s communications and consumer business.  In connection with Ms. Dai’s new position, the Communication was provided to Marvell’s employees on June 2, 2008.

The text of the Communication is as follows:

“I am very pleased to share with you that Weili Dai, our co-founder will be taking on a new position as Vice President of Sales for our Communications and Consumer Business. In this new role, Weili will lead the sales efforts for our communication and consumer products to service our customers and ensure Marvell’s long term growth and success.

As a co-founder of Marvell, Weili’s great business acumen, strategic thinking and endless passion, have already contributed greatly to the success of Marvell and its customers.  Her close relationship with her customers and the foundation of the trust shared with them has given her a strong reputation for the highest degree of professionalism and integrity throughout our technology industry. She is a tremendous asset to Marvell.  Weili’s new role will enable Marvell, our customers, employees, and shareholders to benefit from her many talents.

Weili and I also want to take this opportunity to thank all of you for your loyalty and support over the past 18 months. This has been a challenging time for Marvell - and for us personally - and we truly appreciate your continued trust and all of your hard work.

It is a credit to you - Marvell’s talented employees - that we were able to report great first fiscal quarter results last week.  The first quarter results demonstrate that working as a team, the Marvell family can overcome challenges to achieve success. I am very confident that Marvell has a great future ahead and I am very delighted that Weili will once again be contributing in a significant way towards our efforts to grow the business by ensuring that we meet our customers’ needs.

As Weili likes to say: “Marvell is not only a job.  It is my passion.  I’m here to take care of my customers and the Marvell Family - our employees.”  Please join me in thanking Weili for taking on this important new role.

Sehat”

The information in this Current Report, including the accompanying exhibit, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18. The information in this Current Report shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language contained in such filing.

The Communication contains forward-looking statements.  Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” and their variations identify forward-looking statements.  Statements that refer to, or are based on projections, uncertain events or assumptions also identify forward-looking statements.  These statements include statements regarding Marvell’s ability to meet its customers’ needs and achieve long term growth and success.  These statements are not guarantees of results and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements, including Marvell’s ability to reduce operating costs; Marvell’s reliance on major customers and suppliers; Marvell’s ability to keep up with rapid technological change; Marvell’s ability to compete successfully in competitive markets; market acceptance of new products; and other risks detailed in Marvell’s SEC filings.  For other factors that could cause Marvell’s results to vary from expectations, please see the risk factors identified in the Marvell’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as filed with the SEC and other factors detailed from time to time in Marvell’s filings with the SEC.  Marvell undertakes no obligation to revise or update publicly any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 2, 2008

MARVELL TECHNOLOGY GROUP LTD.

By:	/s/ George de Urioste
George de Urioste
Interim Chief Financial Officer